CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per note	Maximum aggregate offering price	Amount of registration fee (1) (2)
6.000% Senior Notes due 2013	$600,000,000	99.957%	$599,742,000	$23,570
6.875% Senior Notes due 2018	$750,000,000	99.857%	$748,927,500	$29,433
Senior Floating Rate Notes due 2010	$250,000,000	100%	$250,000,000	$9,825

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 (the “Securities Act”). The total registration fee due for this offering is $62,828.

(2)	Paid herewith.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-152954

Prospectus Supplement

August 12, 2008

(To prospectus dated August 12, 2008)

$1,600,000,000

Ingersoll-Rand Global Holding Company Limited

$600,000,000 6.000% Senior Notes due 2013

$750,000,000 6.875% Senior Notes due 2018

$250,000,000 Senior Floating Rate Notes due 2010

Fully and unconditionally guaranteed by

Ingersoll-Rand Company Limited

Ingersoll-Rand Global Holding Company Limited (“IR Global”) will pay interest on the 6.000% Senior Notes due 2013 and the 6.875% Senior Notes due 2018, which we collectively refer to as the “fixed rate notes,” twice a year on February 15 and August 15 beginning February 15, 2009. The fixed rate notes will mature on August 15, 2013 and 2018. IR Global will pay interest on the Senior Floating Rate Notes due 2010, which we refer to as the “floating rate notes,” four times a year on February 13, May 13, August 13 and November 13, beginning November 13, 2008. The floating rate notes will bear interest at a rate equal to the then-applicable U.S. dollar three-month LIBOR rate plus 1.50%. The floating rate notes will mature on August 13, 2010. IR Global may redeem the fixed rate notes in whole or in part at any time and from time to time prior to their stated maturity at the redemption prices set forth in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”

The fixed rate notes and the floating rate notes, which we refer to together as the “notes,” will be the unsecured senior obligations of IR Global and will rank equally with all of the existing and future unsecured and unsubordinated senior indebtedness of IR Global.

The notes will be fully and unconditionally guaranteed by Ingersoll-Rand Company Limited which directly owns 100% of IR Global. The guarantee will be an unsecured obligation of Ingersoll-Rand Company Limited and will rank equal in right of payment to all of Ingersoll-Rand Company Limited’s existing and future unsecured and unsubordinated indebtedness.

Investing in the notes involves risks. Please read “Risk Factors” on page S-9 of this prospectus supplement and page 7 of the accompanying prospectus.

	Price to Public(1)		Underwriting Discount		Proceeds to IR Global
Notes	Per Note	Total	Per Note	Total	Per Note	Total
6.000% Senior Notes due 2013	99.957%	$599,742,000	0.600%	$3,600,000	99.357%	$596,142,000
6.875% Senior Notes due 2018	99.857%	$748,927,500	0.650%	$4,875,000	99.207%	$744,052,500
Senior Floating Rate Notes due 2010	100.000%	$250,000,000	0.250%	$625,000	99.750%	$249,375,000

Combined Total		$1,598,669,500		$9,100,000		$1,589,569,500

(1)	Plus accrued interest, if any, from August 15, 2008, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to list the notes on any securities exchange. Currently, there is no public market for the notes.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about August 15, 2008.

Joint Book-Running Managers

Credit Suisse	Goldman, Sachs & Co.	JPMorgan

Co-Managers

Banc of America Securities LLC	BNP PARIBAS	Citi	Deutsche Bank Securities

HSBC	Lazard Capital Markets	Mizuho Securities USA Inc.

RBS Greenwich Capital

Prospectus Supplement

About This Prospectus Supplement	S-ii
Where You Can Find More Information	S-iii
About Us	S-1
The Offering	S-4
Summary Income Statement Information	S-7
Risk Factors	S-9
Use of Proceeds	S-12
Capitalization	S-13
Description of Notes	S-14
Underwriting	S-27
Legal Matters	S-30

Prospectus
About This Prospectus	3
Where You Can Find More Information	3
Incorporation of Certain Documents by Reference	3
Summary	5
Risk Factors	7
Ratio of Earnings to Fixed Charges	8
Use of Proceeds	9
Description of the Debt Securities	10
Description of Warrants	21
Description of Authorized Share Capital	22
Description of Depositary Shares	33
Description of Share Purchase Contracts and Share Purchase Units	36
Certain Tax Considerations	37
Plan of Distribution	46
Legal Matters	46
Experts	46
Cautionary Statement Regarding Forward-Looking Statements	47
Service of Process and Enforcement of Liabilities	48

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and those documents incorporated by reference herein and therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement.

As used in this prospectus supplement and the accompanying prospectus, “Ingersoll Rand”, “we”, “our” and “us” means Ingersoll-Rand Company Limited together with its consolidated subsidiaries (“IR Limited”), unless otherwise specified or the context otherwise requires. IR Global is a wholly-owned subsidiary of IR Limited.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we are offering to sell the notes using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this note offering. The accompanying prospectus provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Consent under the Exchange Control Act of 1972 (and its related regulations) is not required from the Bermuda Monetary Authority for the issue and transfer of the notes to and between non-residents of Bermuda for exchange control purposes. This prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In accepting this prospectus supplement and the accompanying prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in such documents.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC of which this prospectus supplement and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Any statement made in this prospectus supplement and the accompanying prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “IR”. Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

S-iii

ABOUT US

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find More Information.”

Ingersoll-Rand Company Limited

Ingersoll-Rand Company Limited (IR Limited) is a Bermuda company and leading innovation and solutions provider with strong brands and leading positions within its markets. We operate in four business segments: Climate Control Technologies, Air Conditioning Systems and Services, Industrial Technologies and Security Technologies. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Club Car®, Hussmann®, Ingersoll-Rand®, Schlage®, Thermo King® and Trane®.

The Climate Control Technologies segment provides solutions for customers to transport, preserve, store and display temperature-sensitive products by engaging in the design, manufacture, sale and service of transport temperature control units, refrigerated display merchandisers, beverage coolers, auxiliary power units and walk-in storage coolers and freezers. The Air Conditioning Systems and Services segment offers commercial, residential, institutional and industrial customers energy-efficient heating, ventilation and air conditioning systems, dehumidifying and air cleaning products, service and parts support, advanced building controls and financing solutions. This segment represents the operations acquired through the acquisition of Trane. The Industrial Technologies segment is focused on providing solutions to enhance customers’ industrial and energy efficiency, mainly by engaging in the design, manufacture, sale and service of compressed air systems, tools, fluid and material handling and energy generation systems. The Security Technologies segment is engaged in the design, manufacture, sale and service of mechanical and electronic security products, biometric access control systems, and security and scheduling software.

IR Limited’s sales are made in the U.S. through various means, including through distributors and dealers across the U.S. Non-U.S. sales are made through numerous subsidiary sales and service companies with a supporting chain of distributors. No material part of IR Limited’s business is dependent on a single customer or a small group of customers. IR Limited manufactures many of the component parts included in its products and purchases the principal raw material required for the manufacture of its products through numerous suppliers. IR Limited maintains extensive research and development facilities and spent $128.6 million (excluding discontinued operations) in 2007 on research and development, including qualifying engineering costs.

On April 30, 2007, IR Limited completed the sale of its Road Development business unit to AB Volvo in all countries except India, which was completed on May 4, 2007, for gross cash proceeds of approximately $1.3 billion. The Road Development business unit manufactures and sells asphalt paving equipment, compaction equipment, milling machines and construction-related material handling equipment.

On November 30, 2007, IR Limited completed the sale of its Bobcat, Utility Equipment and Attachments business units to Doosan Infracore, Inc. for gross cash proceeds of approximately $4.9 billion. Collectively, these business units manufacture and sell compact equipment, including skid-steer loaders, compact truck loaders, mini-excavators and telescopic tool handlers, portable air compressors, generators, light towers, general-purpose light construction equipment and attachments.

At the close of business, on June 5, 2008, IR Limited completed its acquisition of Trane Inc. (“Trane”) (formerly known as American Standard Companies Inc.) for approximately $9.6 billion. Trane is a global leader in indoor climate control systems, services and solutions and provides systems and services that enhance the quality and comfort of the air in homes and buildings around the world. Trane has more than 29,000 employees and 35 production facilities worldwide, with 2007 annual revenues of $7.45 billion.

The principal executive office of IR Limited is located at Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda, telephone (441) 295-2838.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited (IR Global), a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda in March 2002, is a holding company and a wholly-owned subsidiary of IR Limited. IR Global is parent to several subsidiaries, including Trane.

The principal executive office of IR Global is located at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda, telephone (441) 295-2838.

Trane Inc.

Trane Inc. (Trane), a Delaware corporation, is a leading global manufacturer of commercial and residential HVAC equipment, systems and controls. Trane also provides aftermarket services to the HVAC industry which include: replacement parts and retrofit products, maintenance services for its and other manufacturer’s commercial products and contracting services for the installation, upgrade, and replacement of commercial HVAC systems featuring its products. Trane’s HVAC systems include commercial systems, such as chillers, air handlers, and terminal devices; commercial unitary systems; and split-system and packaged residential systems, including condensing units, furnaces, air handlers, heat pumps, coils, and air filtration devices, as well as HVAC controls, such as thermostats, unit controls, system controls, and building automation systems. Trane markets its HVAC systems, services, and solutions under Trane and American Standard brands primarily through company-owned and independent offices, independent agents, and wholesale distributors. It has operations in North America, Europe, the Middle East, Asia, and South America. On February 1, 2007, Trane (then known as American Standard Companies Inc.) announced that its board of directors had completed a strategic review of Trane and unanimously approved a plan to separate its three businesses during 2007. In furtherance of the plan of separation, on July 31, 2007, Trane completed a spin-off of its Vehicle Controls Systems business, named WABCO Holdings Inc. (NYSE—WBC). On October 31, 2007, Trane completed a sale of its Bath and Kitchen business to affiliates of Bain Capital Partners, LLC for approximately $1.745 billion after closing adjustments but subject to certain post-closing adjustments. Subsequently, American Standard Companies Inc. changed its name to Trane Inc. On June 5, 2008, IR Limited acquired Trane for approximately $9.6 billion. As part of the merger, Indian Merger Sub, Inc., a Delaware corporation, which is a direct subsidiary of Ingersoll-Rand U.S. Trane Holdings Corporation, a Delaware corporation, and which is indirectly owned by IR Global, merged with and into Trane, with Trane continuing as the surviving corporation. After the merger, Ingersoll-Rand U.S. Trane Holdings Corporation became the direct parent and sole shareholder of Trane.

The table below sets forth the long-term indebtedness of the entities listed below (including the principal current maturities of the long-term debt but excluding intercompany indebtedness) as of June 30, 2008 on an as adjusted basis to give effect to this offering and the use of proceeds therefrom. The table below does not include short-term obligations such as the existing senior unsecured bridge facility and commercial paper borrowings.

(1)	Includes $547 million of debt redeemable at the option of the holder. The scheduled maturities of the bonds range between 2027 and 2028.

THE OFFERING

Issuer	Ingersoll-Rand Global Holding Company Limited (IR Global).

Guarantor	Ingersoll-Rand Company Limited (IR Limited) will fully and unconditionally guarantee the notes. See “Description of Notes— Guarantee.”

Notes Offered	$600,000,000 aggregate principal amount of 6.000% Senior Notes due 2013.

$750,000,000 aggregate principal amount of 6.875% Senior Notes due 2018.

$250,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010.

Fixed Rate Notes:

Maturity Dates	The 6.000% Senior Notes due 2013 will mature on August 15, 2013.

The 6.875% Senior Notes due 2018 will mature on August 15, 2018.

Interest Rates	The fixed rate notes will bear interest at the following rates per year from February 15, 2009 to, but excluding, August 15, 2013 and 2018, as applicable:

Senior Notes due 2013	6.000%
Senior Notes due 2018	6.875%

Interest Payment Dates	February 15 and August 15 of each year, beginning February 15, 2009. Interest payments will be made to the person in whose name the fixed rate notes are registered on February 1 and August 1 immediately preceding the applicable interest payment date.

Optional Redemption	IR Global may redeem the fixed rate notes at its option, in whole or in part, at any time, at the redemption price described under “Description of Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of Notes—Change of Control”), unless IR Global has exercised its right to redeem the related fixed rate notes, each holder of the fixed rate notes of the relevant series will have the right to require IR Global to purchase all or a portion of such holder’s notes of that series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of fixed rate notes of that series on the relevant record date to receive interest due on the relevant interest payment date.

Calculation of Interest	Interest will be calculated on the basis of a year of twelve 30-day months.

Floating Rate Notes:

Maturity Date.	The Senior Floating Rate Notes due 2010 will mature on August 13, 2010.

Interest Rate	The Senior Floating Rate Notes due 2010 will bear interest at a rate equal to the then-applicable U.S. dollar three-month LIBOR rate plus 1.50%.

Interest Reset Dates	The rate of interest on the floating rate notes will be reset quarterly on February 13, May 13, August 13 and November 13 of each year, commencing November 13, 2008.

Interest Payment Dates	Interest will be payable quarterly in arrears on February 13, May 13, August 13 and November 13 of each year, commencing November 13, 2008, to the holders of record on the preceding February 1, May 1, August 1 and November 1, whether or not such day is a business day.

Interest Determination Dates	The Calculation Agent will determine the initial interest rate for the floating rate notes by reference to the then-applicable U.S. dollar three-month LIBOR rate on the second London banking day preceding the issue date. The second London banking day preceding an interest reset date will be the interest determination date for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date or the initial interest rate, as the case may be. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date.

Calculation of Interest	Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed.

Provisions Common to the Fixed Rate Notes and the Floating Rate Notes:

Covenants	IR Global will issue the notes under an indenture entered into with IR Limited, as guarantor, and Wells Fargo Bank, N.A., as trustee, dated as of August 12, 2008. The indenture contains limitations on, among other things, IR Limited’s ability to:

•	incur indebtedness secured by certain liens; and

•	engage in certain sale and leaseback transactions; and

the ability of each of IR Limited and IR Global to:

•	consolidate or merge with or into, or sell substantially all of its assets to, another person.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of Notes.”

The notes will also contain certain events of default.

Ranking	The notes will be unsecured, unsubordinated obligations of IR Global and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of IR Global. See “Description of Notes—Ranking.” The guarantee will be an unsecured, unsubordinated obligation of IR Limited and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of IR Limited. See “Description of Notes—Guarantee.”

Use of Proceeds	The net proceeds from this offering will be approximately $1.59 billion after deducting estimated underwriting discounts and expenses related to this offering. We intend to use the net proceeds of this offering to reduce the amount outstanding under our senior unsecured bridge facility. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information under the heading “Risk Factors” and all other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before investing in the notes.

Additional Issuances	IR Global may, at any time, without the consent of the holders of the applicable series of notes, issue additional notes of such series having the same ranking and the same interest rate, maturity and other terms as any of the existing notes of such series. Any additional notes having such similar terms, together with the existing notes of the applicable series, may constitute a single series of notes under the indenture.

For additional information regarding the notes, please read “Description of Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

SUMMARY INCOME STATEMENT INFORMATION

The following table sets forth certain selected unaudited pro forma combined condensed income statement data after giving effect to our acquisition of Trane as if the merger had occurred at January 1, 2007 (but without giving effect to this offering). The unaudited condensed consolidated balance sheet of Ingersoll Rand at June 30, 2008 may be found in its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008, incorporated by reference herein.

The unaudited pro forma income statement data in the table below should be read in conjunction with the historical financial statements and accompanying disclosures of IR Limited and Trane, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected unaudited pro forma combined condensed income statement data is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future results of the combined company. In addition, the selected unaudited pro forma combined condensed income statement data does not purport to indicate results of operations data as of any future date or for any future period.

The Selected Unaudited Pro Forma Combined Condensed Income Statement Information for the six months ended June 30, 2008 and the year ended December 31, 2007 includes incremental interest expense associated with borrowings under Ingersoll Rand’s senior unsecured bridge facility to fund (a) the cash portion of the purchase price for Trane and (b) the out-of-pocket transaction costs of Ingersoll Rand associated with the acquisition. Ingersoll Rand intends to use the net proceeds of this offering to reduce the amount outstanding under the senior unsecured bridge facility. If refinancing of $1.6 billion of the bridge facility were included in the unaudited pro forma income statement data, pro forma interest expense for the six months ended June 30, 2008 and the year ended December 31, 2007 would have increased by approximately $21.3 million and $41.2 million, respectively. This increase reflects the difference between the interest on the senior unsecured bridge facility and the notes offered hereby, primarily due to the long-term nature of the notes.

Ingersoll-Rand Company Limited

Selected Unaudited Pro Forma Combined Condensed Income Statement Information

(in millions)

	For the Year Ended December 31, 2007					For the Six Months Ended June 30, 2008	For the Period January 1, 2008 – June 5, 2008	Pro Forma Adjustments		Pro Forma as Adjusted
	Ingersoll Rand	Trane	Pro Forma Adjustments		Pro Forma as Adjusted	Ingersoll Rand	Trane
Net revenues	$8,763.1	$7,449.6	$—		$16,212.7	$5,244.1	$3,137.3	$—		$8,381.4
Cost of goods sold	(6,272.0)	(5,331.9)	(27.8	)(1)	(11,631.7)	(3,737.1)	(2,261.6)	0.4	(1)	(5,998.3)
Selling and administrative expenses	(1,433.3)	(1,400.2)	(112.4	)(1)	(2,945.9)	(898.4)	(651.5)	(7.2	)(1)(5)	(1,557.1)

Operating income (loss)	1,057.8	717.5	(140.2)		1,635.1	608.6	224.2	(6.8)		826.0
Interest expense	(136.2)	(109.6)	(136.2	)(2)	(382.0)	(73.1)	(23.1)	(58.2	)(2)	(154.4)
Other income (expense), net	15.9	(5.5)	7.4	(3)	17.8	65.5	(40.8)	25.5	(3)	50.2

Earnings (loss) from continuing operations before income taxes	937.5	602.4	(269.0)		1,270.9	601.0	160.3	(39.5)		721.8
Provision for income taxes	(204.4)	(202.2)	77.3	(4)	(329.3)	(126.8)	(50.3)	8.2	(4)	(168.9)

Earnings (loss) from continuing operations	$733.1	$400.2	$(191.7)		$941.6	$474.2	$110.0	$(31.3)		$552.9

(1)	Includes the increase in amortization expense based on the preliminary allocation of the purchase price of Trane’s property, plant and equipment and certain intangible assets acquired, such as developed technology and customer relationships. The increase in amortization is allocated to cost of goods sold and selling and administrative expenses based on the nature of the intangible.

For purposes of the depreciation adjustment, Ingersoll Rand considers the useful lives of additional property, plant and equipment to be 20 years and the useful lives of the developed technology and customer relationships are considered to be 5 years and 25 years, respectively. The determination of the useful lives was based upon various accounting studies, historical acquisition experience, economic factors and future cash flows of the combined company. In addition, Ingersoll Rand reviewed software and technological trends and also considered the relative stability of the current Trane customer base.

As indicated above, valuations of Trane’s property, plant and equipment and allocation of purchase price to identifiable intangible assets have not been completed and such amounts are based on Ingersoll Rand’s preliminary estimate. If such estimates were to increase by 5%, pro forma earnings from continuing operations would decrease by $2.0 million for the six months ended June 30, 2008 and $4.6 million for the year ended December 31, 2007.

Includes the reversal of $35.4 million of purchase accounting expenses recorded by Ingersoll Rand during the six months ended June 30, 2008, associated with expensing the value of in-process research and development and amortization of fair value adjustments related to inventory and backlog due to their nonrecurring nature.

(2)	Represents the increase in interest expense, using a weighted average interest rate of 2.97%, associated with the borrowings under Ingersoll Rand’s new senior unsecured bridge facility and issuance of commercial paper partially to fund (a) the cash portion of the purchase price and (b) the out-of-pocket transaction costs of Ingersoll Rand associated with the Trane acquisition ($54.6 million). For purposes of calculating the pro forma interest expense in the Unaudited Pro Forma Combined Condensed Income Statement Information, Ingersoll Rand has assumed that the cash proceeds received from the divestitures of Bobcat, Utility Equipment, Attachments and Road Development business units were available as of January 1, 2007 to fund the Trane acquisition as of January 1, 2007.

Actual interest rates in the transaction can vary from the 2.97% depicted. The effect of a 0.25% increase in interest rates would be an increase in interest expense of $4.8 million for the six months ended June 30, 2008 and $11.1 million for the year ended December 31, 2007, respectively.

(3)	Represents costs associated with legal, merger advisory fees and other costs directly related to the acquisition of Trane by Ingersoll Rand totaling $25.5 million and $7.4 million for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively.

(4)	For purposes of these pro forma statements, the U.S. Federal statutory tax rate of 35.0% has been used for all periods to calculate the tax effect associated with the amortization of certain intangible assets acquired, such as developed technology and customer relationships, the additional depreciation of property, plant and equipment associated with the revaluation to its estimated fair value and the reversal of $35.4 million of purchase accounting related to costs discussed in Note 1 above. These rates are an estimate and do not take into account future tax strategies that may be applied to the consolidated entity. Ingersoll Rand’s effective tax rate for the year ended December 31, 2007 and the six months ended June 30, 2008 of 21.8% and 21.1%, respectively, has been used to calculate the tax benefit associated with the interest expense on the $4,449.3 million of additional debt used to partially fund (a) the cash portion of the purchase price and (b) the out-of-pocket costs of Ingersoll Rand associated with the merger. The costs associated with the acceleration of Trane stock options and restricted stock units and other change in control payments have been tax affected at 36.8%. The costs associated with legal, merger advisory fees and other costs directly related to the acquisition have been tax affected at 24.1% and 19.3% for the six months ended June 30, 2008 and the year ended December 31, 2007.

(5)	Represents amounts for the accelerated vesting of Trane stock options and restricted stock units upon the change in control in accordance with plan documents and other change in control payments totaling $18.1 million for the six months ended June 30, 2008. For the year ended December 31, 2007 there were no amounts related to accelerated vesting or change in control payments.

RISK FACTORS

Investment in the notes involves risks. Before acquiring any notes, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”) and our subsequent Quarterly Reports on Form 10-Q, the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors set forth below. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to the Notes

Your ability to transfer the notes may be limited by the absence of an active trading market, and we cannot assure you that an active trading market will develop for any series of notes.

The notes are each a new issue of securities for which there is no established public market. We do not intend to apply for a listing of the notes on any national securities exchange or to arrange for quotation of any series of notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time in their sole discretion without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for any series of notes.

The liquidity of any market for any series of notes will depend on a number of factors, including among other things:

•	the number of holders of such series of notes;

•	our operating performance and financial condition;

•	the market for similar securities and general market conditions;

•	our prospects and the prospects for companies in our industry generally;

•	the interest of securities dealers in making a market in such series of notes; and

•	prevailing interest rates.

If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

IR Global’s and IR Limited’s holding company structure and the fact that the notes are effectively subordinated to each company’s secured debt to the extent of the value of the assets securing such debt, and effectively subordinated to all the indebtedness and other liabilities of each company’s subsidiaries, may impact your ability to receive payment on the notes.

Each of IR Global and IR Limited is a holding company, and a significant amount of the assets of each company is held at, and each company’s operations are conducted through, its subsidiaries. As a result, each of IR Global and IR Limited is dependent upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries for cash flow. Accordingly, IR Global will be dependent upon the earnings of its subsidiaries to service the notes. The subsidiaries of each of IR Global and IR Limited are separate and distinct legal entities and have no obligation to pay any amounts due on the debt of either IR Global or IR Limited or to provide either company with funds for any payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances to either IR Global or IR Limited by any respective subsidiary could be subject to statutory or contractual restrictions. Payments to IR Global or IR Limited by any of their respective subsidiaries will also be contingent upon such subsidiary’s earnings and business considerations.

As of June 30, 2008, the total liabilities of the consolidated subsidiaries of IR Limited (including IR Global) were $14.6 billion, including trade payables. As of June 30, 2008, the total liabilities of the subsidiaries of IR Limited (excluding IR Global) were $10.7 billion, including trade payables.

The notes will effectively be subordinated to all of IR Global’s existing and future secured debt to the extent of the value of the assets securing such debt, and the guarantees will effectively be subordinated to all of IR Limited’s existing and future secured debt to the extent of the value of the assets securing such debt. As of June 30, 2008, neither IR Global nor IR Limited had any secured long-term indebtedness outstanding.

The claims of creditors of any subsidiary of IR Global and IR Limited will be required to be paid prior to the holders of the notes to the extent such creditors have a claim (if any) against those entities and their assets. The right of either IR Global or IR Limited to receive any assets of any respective subsidiary upon the foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding of such subsidiary, and therefore the right of the holders of the notes to participate in those assets, would be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors. In addition, even if IR Global or IR Limited were a creditor of such subsidiary, their rights as a creditor would be effectively subordinate to any security interest in the subsidiary and any indebtedness of the subsidiary senior to that held by either IR Global or IR Limited. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

We may not have sufficient cash to purchase the fixed rate notes upon a Change of Control Triggering Event.

As described under “Description of Notes—Change of Control,” IR Global will be required to offer to purchase all of the fixed rate notes of the relevant series upon the occurrence of a Change of Control Triggering Event. IR Global may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the fixed rate notes under such circumstances. If IR Global were unable to purchase the fixed rate notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under the indenture governing the fixed rate notes.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

The issuance of the guarantee of the notes by the guarantor may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of the guarantor. Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer and conveyance laws, any guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other existing and future debts of that guarantor if, among other things, and depending upon the jurisdiction whose laws are applied, the guarantor, at the time it incurs the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments came due under such guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less then reasonably equivalent value or fair consideration for the incurrence of such guarantee and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital or (3) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured.

The measures of insolvency for the purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its existing debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become due; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standard that a court would use to determine whether or not IR Limited, as guarantor, was solvent upon issuance of the guarantee, or regardless of the actual standard applied by the court, that the issuance of the guarantee would not be voided or subordinated to IR Global’s or IR Limited’s other debt.

If the guarantee were legally challenged, it could also be subject to the claim that, since the guarantee was incurred for the benefit of IR Global, and only indirectly for the benefit of IR Limited, the obligations of IR Limited were incurred for less than fair consideration. A court could therefore void the obligations under the guarantee or subordinate the guarantee to IR Limited’s other debt or take other action detrimental to you. If a court voided the guarantee, you would no longer have a claim against IR Limited for amounts owed in respect of the guarantee. In addition, a court might direct you to repay any amounts already received from IR Limited under the guarantee. If a court were to void the guarantee, funds may not be available from other sources to pay our obligations under the notes.

We are incorporated in Bermuda, and a substantial portion of our assets are located outside the

United States. As a result, you may not be able to enforce civil liability provisions of the federal or state securities laws of the United States.

We are organized under the laws of Bermuda, and a substantial portion of our assets are located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against us based on the civil liability provisions of U.S. federal or state securities laws in Bermuda or in countries other than the United States where we have assets. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liability provisions of the U.S. federal or state securities laws or would hear actions against us or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Some remedies available under the laws of the United States or the states therein, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts because they may be found to be contrary to Bermuda public policy. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries other than the United States.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $1.59 billion after deducting estimated underwriting discounts and expenses related to this offering. We intend to use the net proceeds of this offering to reduce the amount outstanding under our senior unsecured bridge facility.

On June 5, 2008, in connection with the acquisition by us of Trane, IR Limited and IR Global entered into a $3.9 billion senior unsecured bridge facility with JPMorgan Chase Bank, N.A., as administrative agent and lender, and Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners LP, as lenders. Subsequently, on July 17, 2008 we reduced the facility size by $0.5 billion. As of August 12, 2008, we had $2.95 billion principal amount outstanding under this bridge facility. The proceeds of this bridge facility were used to pay a portion of the cash portion of the merger consideration and certain fees and expenses in connection with the merger. The bridge facility has a term of 364 days and bears interest at a floating rate equal to the applicable LIBOR, as determined by the duration of the related outstanding borrowings under the facility, plus an applicable margin based on our credit rating. As of August 12, 2008, the interest rate under the senior unsecured bridge facility was LIBOR plus 0.53%. We are also subject under the bridge facility to a per annum facility fee of 0.07% on the commitment amount, calculated and paid quarterly.

CAPITALIZATION

The following table sets forth the capitalization of IR Limited as of June 30, 2008:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the application of the net proceeds from this offering and available cash, to repay $1,600.0 million of the senior unsecured bridge facility as if the offering had occurred on June 30, 2008.

You should read the following table in conjunction with the consolidated financial statements included in IR Limited’s 2007 Form 10-K and the related notes thereto, the condensed consolidated financial statements included in IR Limited’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008, respectively, and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2007 Form 10-K and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008 and the Current Report on Form 8-K/A filed with the SEC on August 11, 2008, as well as the sections of this prospectus supplement and the accompanying prospectus entitled “Use of Proceeds” and “Summary Financial Information.”

	As of June 30, 2008
	Actual	As adjusted
	(in millions)
Short-term obligations:
Current maturities of long-term debt and other short-term borrowings(1)	$1,818.8	$1,818.8
Senior unsecured bridge facility(2)	2,950.0	1,350.0
Long-term obligations:
Long-term obligations	1,189.9	1,189.9
Notes offered hereby	—	1,600.0
Total debt	5,958.7	5,958.7
Total shareholders’ equity	10,792.5	10,792.5

Total capitalization	$16,751.2	$16,751.2

(1)	Includes $925.9 million of short-term commercial paper borrowings outstanding as of June 30, 2008, that were used to fund the acquisition of Trane.

(2)	On June 5, 2008, in connection with the acquisition of Trane, IR Limited and IR Global entered into a $3.9 billion senior unsecured bridge facility. Subsequently, on July 17, 2008, we reduced the facility size by $0.5 billion. As of August 12, 2008, we had $2.95 billion principal amount outstanding under this bridge facility. The proceeds of this bridge facility were used to fund (a) the cash portion of the purchase price for Trane and (b) the out-of-pocket transaction costs of Ingersoll Rand associated with the acquisition . IR Global will use the net proceeds of this offering to reduce the senior unsecured bridge facility. See “Use of Proceeds.”

DESCRIPTION OF NOTES

The following description of notes supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus. The notes are to be issued as three separate series of senior debt securities under an indenture, dated as of August 12, 2008, among IR Global, as issuer, IR Limited, as guarantor, and Wells Fargo Bank, N.A., as trustee. IR Global will issue the notes pursuant to a supplemental indenture setting forth specific terms applicable to the notes. The statements under this caption relating to the notes and the indenture, including any supplemental indenture, are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including any supplemental indenture, and the notes, forms of which are available from us. In addition, the following description is qualified in all respects by reference to the actual text of the indenture, including any supplemental indenture, and the form of the notes. Capitalized terms used herein but not defined have the meaning set forth in the accompanying prospectus or the indenture.

General

In this offering, the notes due 2013 initially will be limited to $600,000,000 aggregate principal amount, the notes due 2018 initially will be limited to $750,000,000 aggregate principal amount and the senior floating rate notes initially will be limited to $250,000,000. The notes due 2010, 2013 and 2018 will each constitute a separate series of securities under the indenture. IR Global may, at any time, without the consent of the holders of the applicable series of notes, issue additional notes of such series having the same ranking and the same interest rate, maturity and other terms as any of the existing notes of such series. Any additional notes having such similar terms, together with the existing notes of the applicable series, may constitute a single series of notes under the indenture.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 thereof.

The notes due 2013 will mature on August 15, 2013 and the notes due 2018 will mature on August 15, 2018, in each case, unless earlier redeemed by IR Global, and the floating rate notes will mature on August 13, 2010. Upon surrender, the notes will be repaid at 100% of the principal amount thereof.

All payments of interest and principal will be payable in United States dollars. The notes will be issued only in book-entry form through the facilities of The Depository Trust Company.

In any case where any interest payment date, redemption date or stated maturity of any series of notes shall not be a business day at any place of payment, then (notwithstanding any other provision of the indenture or of the notes or the guarantee) payment of principal (and premium, if any) or interest, if any, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the stated maturity, provided that no interest shall accrue for the period from and after such interest payment date, redemption date or stated maturity, as the case may be.

Interest Payments

Fixed Rate Notes

The notes due 2013 will bear interest from and including August 15, 2008 at 6.000% per year and the notes due 2018 will bear interest from and including August 15, 2008 at 6.875% per year, in each case calculated based on twelve 30-day months and a 360-day year. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2009, to the holders of record of the fixed rate notes at the close of business on the preceding February 1 or August 1, whether or not such day is a business day.

Floating Rate Notes

The floating rate notes will bear interest from and including August 15, 2008 at a rate per annum equal to the Initial Interest Rate (as defined below) and thereafter at an interest rate that will be reset as described below to a rate per annum equal to LIBOR (as defined below) plus 1.50% per annum. Interest will be payable quarterly in arrears on November 13, February 13, May 13 and August 13 of each year, beginning November 13, 2008, to the holders of record of the floating rate notes on the preceding February 1, May 1, August 1, and November 1, whether or not such day is a business day.

The initial interest rate on the floating rate notes will be equal to LIBOR plus 1.50% per annum to and excluding the first Interest Payment Date (the “Initial Interest Rate”). Interest shall be computed on the basis of the actual number of days in the relevant interest period and a 360-day year. The rate of interest on the floating rate notes will be reset quarterly on each interest payment date (each an “Interest Reset Date”), beginning on November 13, 2008. The second London banking day preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or the Initial Interest Rate, as the case may be. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

Wells Fargo Bank, N.A. shall act as calculation agent (together with its successors in that capacity, the “Calculation Agent”) in connection with the floating rate notes. The Calculation Agent shall serve as the calculation agent hereunder unless and until a successor calculation agent is appointed by the IR Global. The Calculation Agent will determine the interest rate (other than the Initial Interest Rate) on each Interest Determination Date by reference to LIBOR on such date. The following definitions shall be used by the Calculation Agent in its determination of the interest rate of the floating rate notes:

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any interest determination date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related interest reset date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that interest determination date. If no such rate appears, then LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an interest determination date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by the Calculation Agent, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by the Calculation Agent for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters (or any successor service) on page LIBOR01 (or any page as may replace such page on such service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any interest rate for the floating rate notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The Calculation Agent will, upon the request of any holder of the floating rate notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the Calculation Agent for the purposes of calculating interest on the floating rate notes shall be conclusive and binding on the holders and us, absent manifest error.

Ranking

The notes will be unsecured, unsubordinated obligations of IR Global and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of IR Global. Because the notes will not be secured, they will be effectively subordinated to the existing and future secured indebtedness of IR Global to the extent of the value of the collateral securing that indebtedness. The notes will also be subordinated to the liabilities of the subsidiaries of IR Global and the other subsidiaries of IR Limited.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the notes, and all other amounts due under the indenture, will be unconditionally guaranteed on an unsecured, unsubordinated basis by IR Limited. The guarantee of the notes will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of IR Limited. The guarantee will be subordinated to the liabilities of the subsidiaries of IR Limited.

The obligations of IR Limited under the guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Optional Redemption of Fixed Rate Notes

IR Global may, at its option, redeem the fixed rate notes in whole or in part at any time and from time to time at a redemption price equal to the greater of:

•	100% of the principal amount of the fixed rate notes to be redeemed, or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis at a discount rate equal to the Adjusted Treasury Rate plus 45 basis points, in the case of the notes due 2013, and 50 basis points, in the case of the notes due 2018.

In each case IR Global will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the fixed rate notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of the Reference Treasury Dealer Quotations so received.

“Quotation Agent” means J.P. Morgan Securities Inc.

“Reference Treasury Dealer” means (i) each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case IR Global shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Quotation Agent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

IR Global will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the fixed rate notes to be redeemed.

Unless IR Global defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless IR Global has exercised its right to redeem the related notes as described under “—Optional Redemption,” the indenture provides that each holder of the fixed rate notes of the relevant series will have the right to require IR Global to purchase all or a portion of such holder’s fixed rate notes of that series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes of that series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at IR Global’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, IR Global will be required to send, by first class mail, a notice to each holder of fixed rate notes of the relevant series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of fixed rate notes electing to have fixed rate notes purchased pursuant to a Change of Control Offer will be required to surrender their fixed rate notes, with the form entitled “Option of Holder to Elect Purchase”

on the reverse of the fixed rate note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, IR Global will, to the extent lawful:

1. accept for payment all fixed rate notes (or portions of fixed rate notes) of the relevant series properly tendered pursuant to the Change of Control Offer;

2. deposit with the paying agent an amount equal to the aggregate payment in respect of all fixed rate notes (or portions of fixed rate notes) of the relevant series properly tendered pursuant to the Change of Control Offer; and

3. deliver or cause to be delivered to the trustee the fixed rate notes properly accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of fixed rate notes (or portions of notes) of the relevant series being purchased.

The paying agent will promptly mail to each holder of fixed rate notes properly tendered the purchase price for the fixed rate notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new fixed rate note equal in principal amount to any unpurchased portion of any fixed rate notes surrendered; provided that each new fixed rate note will be in a principal amount of $2,000 or an integral multiple of $1,000.

IR Global will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by IR Global and such third party purchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the fixed rate notes of a relevant series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the fixed rate notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of such conflict.

For purposes of the Change of Control Offer provisions of the fixed rate notes, the following terms will be applicable:

“Below Investment Grade Rating Event” means the fixed rate notes of the relevant series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by IR Limited of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the fixed rate notes of that series is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the fixed rate notes below Investment Grade or (y) publicly announces that it is no longer considering the fixed rate notes for possible downgrade; provided, that no such extension will occur if on such 60th day the fixed rate notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any one of the following:

1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IR Limited and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to IR Limited or one of its subsidiaries;

2. the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of IR Limited, or other Voting Stock into which the Voting Stock of IR Limited is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3. the first day on which the majority of the members of the board of directors of IR Limited cease to be Continuing Directors;

4. IR Limited consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, IR Limited, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IR Limited or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of IR Limited outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

5. the adoption of a plan relating to the liquidation or dissolution of IR Limited; or

6. the failure of IR Limited to own, directly or indirectly, at least 51% of the Voting Stock of IR Global.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) IR Limited becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of IR Limited immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of IR Limited who: (1) was a member of such board of directors on the date of the issuance of the notes of the relevant series; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (2) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (3) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the notes of the relevant series or fails to make a rating of the notes of the relevant series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by IR Global as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the notes of such series.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Each of IR Limited and IR Global will use its reasonable best efforts to ensure that at all times at least two Rating Agencies are providing a rating for the fixed rate notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of IR Limited’s and IR Limited’s subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of fixed rate notes to require IR Global to purchase such holder’s notes as a result of a sale, lease, transfer conveyance or other disposition of less than all of IR Limited’s and IR Limited’s subsidiaries’ assets taken as a whole to another “person” may be uncertain.

Certain Covenants

The indenture will include the following covenants:

Limitation on Liens. IR Limited will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Limited or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the notes (together, if IR Limited shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Limited or such restricted subsidiary ranking equally with the notes) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1) on property, shares or funded indebtedness of any corporation existing at the time such corporation becomes a restricted subsidiary;

(2) on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within 180 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Limited or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3) on property, shares or funded indebtedness of a corporation existing at the time such corporation is merged into or consolidated with IR Limited or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to IR Limited or a restricted subsidiary;

(4) on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Limited or another restricted subsidiary;

(5) on property of IR Limited or property of a restricted subsidiary in favor of the United States or any State thereof or Bermuda, or any department, agency or instrumentality or political subdivision of the United States or any State thereof or Bermuda, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6) existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Limited or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Limited or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Limited and its restricted subsidiaries and the attributable debt of IR Limited and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Limited.

“attributable debt” means, as of any particular time, the then present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor), computed by discounting from the actual respective due dates to such date such total net amount of rent at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, at the rate per annum borne by the initial series of the notes, except that if no interest is payable in respect of the initial series of the notes or if such rate is not fixed then at the rate of 8 3/8% per annum. The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“shareholders’ equity in IR Limited and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Limited and its consolidated subsidiaries, excluding the cost of shares of IR Limited held by its affiliates, all as determined in accordance with U.S. generally accepted accounting principles; and

“Mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

Limitation on Sale and Leaseback Transactions. IR Limited will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between IR Limited and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Limited or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Limited) is applied within 180 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the notes or (y) other funded indebtedness of IR Limited or any restricted subsidiary ranking on a parity with the notes, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any notes delivered within 180 days after such sale or transfer to the trustee for the notes of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the notes voluntarily retired by IR Limited within 180 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Limited shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. IR Global shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with IR Global) and IR Global or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and IR Global shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with IR Global) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by IR Global shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the corporation (if other than IR Global) formed by such consolidation or amalgamation, or into which IR Global shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation or company shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. IR Global will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and IR Global will not permit any other corporation to merge into IR Global unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by IR Global or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, or upon any consolidation, amalgamation or merger of any restricted subsidiary, or upon the sale, conveyance or lease of all or substantially all the property of any restricted subsidiary to any other corporation, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage, IR Global and IR Limited together will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the notes (together with, if IR Limited shall so determine, any other indebtedness of or guarantee by IR Limited or any restricted subsidiary ranking equally with the notes) by a mortgage, the lien of which will rank prior to the lien of such mortgage of such other corporation on all assets owned by IR Limited, IR Global or such restricted subsidiary.

IR Limited shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with IR Limited) and IR Limited or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and IR Limited shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with IR Limited) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by IR Limited shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the corporation (if other than IR Limited) formed by such consolidation or amalgamation, or into which IR Limited shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. Furthermore, IR Limited will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and IR Limited will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by IR Limited or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture or the guarantee shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Limited or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Limited by resolution declares is not of material importance to the total business conducted by IR Limited and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any corporation the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, IR Global is a restricted subsidiary.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of the corporation shall at the time be owned by IR Limited or by IR Limited and one or more subsidiaries or by one or more subsidiaries of IR Limited.

Events of Default

Each of the following is an event of default with respect to any notes of each series under the indenture:

•

default in payment of any interest on any note of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any note of such series when due at its stated maturity date;

•

default in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of notes of another series) which continues for 90 days after receipt of written notice; or

•	certain events of bankruptcy, insolvency or reorganization relating to IR Global or IR Limited.

The indenture provides that the trustee may withhold notice to the holders of notes of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the notes of any series may not enforce the indenture or the notes of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to any series of notes, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of such series may declare the principal amount on all the notes of such series (or, if the notes of such series were issued at a discount, such portion of the principal as may be specified in the terms of such series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the notes of such series (or, if the notes of such series were issued at a discount, such portion of the principal as may be specified in the terms of such series) will automatically become due and payable. Any event of default with respect to any series of the notes (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the notes of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding note of such series) may be waived by the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of the notes, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the notes of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series. IR Global and IR Limited are required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by IR Global and IR Limited of the covenants described above. In addition, promptly (and in any event within 5 business days) upon IR Global or IR Limited becoming aware of the occurrence of any default or event of default, such party is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions that IR Global or IR Limited, as the case may be, proposes to take with respect to such default or event of default.

Tax Considerations

IR Global may request at any time from Holders of notes who are “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or valid substitute form) and from Holders of notes who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or valid substitute form). Any such request must be complied with by such Holder or Holders within 30 days’ of the receipt thereof, such request to be made in writing and mailed by first-class mail to the registered address of such Holder or Holders. Furthermore, if a form previously delivered expires or becomes obsolete, or if there is a change in circumstances requiring a change in the form previously delivered, the Holder of the notes that previously delivered such form shall deliver a new, properly completed and duly executed form on or before the date that the previously delivered form expires or becomes obsolete or promptly after the change in circumstances occurs.

Additional Issuances

IR Global may, at any time, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any of these notes. Any additional notes having such similar terms, together with one of the series of these notes, may constitute a single series of notes under the indenture. No additional notes of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to the notes of such series.

Registration of Transfer and Exchange

Subject to the terms of the indenture and the limitations applicable to global securities, the notes may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by IR Global for that purpose. No service charge will be made for any registration of transfer or exchange of the notes, but IR Global may require a payment by the holder to cover any tax or other governmental charge. IR Global will not be required to register the transfer of or exchange of the notes:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of such series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry System

IR Global will issue the notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of The Depository Trust Company, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

•	DTC has advised IR Global and the underwriters as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the Securities and Exchange Commission.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the global notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).

Redemption proceeds, principal and interest payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or the trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us (including IR Global) or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of IR Global or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to IR Global or the trustee. In addition, IR Global may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.

Neither we (including IR Global), the trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct participants or beneficial owners.

So long as the notes are in DTC’s book-entry system, secondary market trading activity in the notes will settle in immediately available funds. All applicable payments of principal and interest on the notes issued as global notes will be made by IR Global in immediately available funds.

UNDERWRITING

IR Global intends to offer the notes through the underwriters named below. Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between IR Global, IR Limited and the underwriters, IR Global has agreed to sell to the underwriters and the underwriters, severally, have agreed to purchase from IR Global, the principal amount of the notes listed opposite their names below.

Underwriter	Principal amount of 2013 notes	Principal amount of 2018 notes	Principal amount of the floating rate notes
Credit Suisse Securities (USA) LLC	$159,998,000	$199,995,000	$66,666,600
Goldman, Sachs & Co.	$160,000,000	$200,000,000	$66,666,700
J.P. Morgan Securities Inc.	$160,000,000	$200,000,000	$66,666,700
Deutsche Bank Securities Inc.	$16,518,000	$20,648,000	$50,000,000
Citigroup Global Markets Inc.	$18,630,000	$23,289,000
Banc of America Securities LLC	$16,510,000	$20,637,000
BNP Paribas Securities Corp.	$16,510,000	$20,637,000
Lazard Capital Markets LLC	$16,510,000	$20,637,000
Mizuho Securities USA Inc.	$14,130,000	$17,665,000
HSBC Securities (USA) Inc.	$10,597,000	$13,246,000
Greenwich Capital Markets, Inc.	$10,597,000	$13,246,000

Total	$600,000,000	$750,000,000	$250,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each of IR Global and IR Limited has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised IR Global that they propose initially to offer the notes to the public at the public offering prices on the cover page of this prospectus supplement, and to dealers at those prices less a concession not in excess of 0.350%, 0.400% and 0.150% of the principal amount of the notes due 2013, the notes due 2018 and the floating rate notes, respectively. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.225%, 0.250% and 0.095% of the principal amount of the notes due 2013, the notes due 2018 and the floating rate notes, respectively, to other dealers. After the initial public offering, the public offering price, concession and discount may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that IR Global is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of the notes).

Paid by IR Global

Per note due 2013	0.600%
Per note due 2018	0.650%
Per floating rate note	0.250%

The expenses of the offering, not including the underwriting discount, are estimated to be $1,549,000 and are payable by IR Global and IR Limited jointly and severally.

New Issue of Notes

The notes due 2013, the notes due 2018 and the floating rate notes are each a new issue of securities for which there is no established public market. We do not intend to apply for a listing of the notes on any national securities exchange or to arrange for quotation of any series on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for any series of notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell a principal amount of notes greater than the amount set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchase of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we (including IR Global) nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we (including IR Global) nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

Foreign Jurisdictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the

Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Other Relationships

In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to us or our subsidiaries. Each of Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners LP, an affiliate of Goldman, Sachs & Co., and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., are lenders under IR Limited’s and IR Global’s senior unsecured bridge facility. Each of Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. (and certain of its affiliates) and J.P. Morgan Chase Bank, N.A. are lenders under various of IR Limited’s credit facilities. Each of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. were advisors to IR Limited in connection with its acquisition of Trane, Inc. Both Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. acted as co-advisors in connection with IR Limited’s sale of its Bobcat, Utility Equipment and Attachments business units to Doosan Infracore, Inc. Credit Suisse Securities (USA) LLC acted as the sole advisor to IR Limited in connection with the sale of its Road Development business unit to AB Volvo. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services.

In addition, certain amounts outstanding under the senior unsecured bridge facility will be repaid in connection with this offering; accordingly, certain underwriters or their affiliates will receive proceeds from this offering. See “Use of Proceeds.”

Lazard Capital Markets LLC (“Lazard Capital Markets”) has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc. (“MUS(USA)”) pursuant to which MUS(USA) provides certain advisory and/or other services to Lazard Capital Markets, including in respect of this offering. In return for the provision of such services by MUS(USA) to Lazard Capital Markets, Lazard Capital Markets will pay to MUS(USA) a mutually agreed upon fee.

LEGAL MATTERS

The validity of the issuance of the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, with respect to U.S. legal matters, and by Conyers Dill & Pearman, special Bermuda counsel, with respect to Bermuda legal matters. Certain U.S. legal matters in connection with the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon by Patricia Nachtigal, Esq., our Senior Vice President and General Counsel. Certain legal matters relating to the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York, with respect to U.S. legal matters.

PROSPECTUS

Ingersoll-Rand Company Limited

Debt Securities

Guarantees of Debt Securities

Class A Common Shares

Preference Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Ingersoll-Rand Global Holding Company Limited

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol “IR”.

Investing in our securities involves risk. Please read “Risk Factors” on page 7 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 12, 2008

You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “Ingersoll Rand”, “we”, “our” and “us” means Ingersoll-Rand Company Limited together with its consolidated subsidiaries (“IR Limited”), unless otherwise specified or the context otherwise requires. Ingersoll-Rand Global Holding Company Limited (“IR Global”) is a wholly-owned subsidiary of IR Limited.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, IR Limited and IR Global may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “IR”. Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Form 10-K”);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008; and

•

Current Reports on Form 8-K filed with the SEC on January 11, 2008, February 20, 2008, May 29, 2008, June 5, 2008, June 10, 2008, June 12, 2008, June 16, 2008, June 30, 2008 and August 11, 2008 (other than Item 7.01) and on Form 8-K/A on August 11, 2008.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Barbara A. Santoro, Secretary, c/o Ingersoll-Rand Company, P.O. Box 0445, Montvale, New Jersey 07645, telephone (201) 573-0123.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Ingersoll-Rand Company Limited

Ingersoll-Rand Company Limited (IR Limited) is a Bermuda company and leading innovation and solutions provider with strong brands and leading positions within its markets. We operate in four business segments: Climate Control Technologies, Air Conditioning Systems and Services, Industrial Technologies and Security Technologies. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Club Car®, Hussmann®, Ingersoll-Rand®, Schlage®, Thermo King® and Trane®.

The Climate Control Technologies segment provides solutions for customers to transport, preserve, store and display temperature-sensitive products by engaging in the design, manufacture, sale and service of transport temperature control units, refrigerated display merchandisers, beverage coolers, auxiliary power units and walk-in storage coolers and freezers. The Air Conditioning Systems and Services segment offers commercial, residential, institutional and industrial customers energy-efficient heating, ventilation and air conditioning systems, dehumidifying and air cleaning products, service and parts support, advanced building controls and financing solutions. This segment represents the operations acquired through the acquisition of Trane. The Industrial Technologies segment is focused on providing solutions to enhance customers’ industrial and energy efficiency, mainly by engaging in the design, manufacture, sale and service of compressed air systems, tools, fluid and material handling and energy generation systems. The Security Technologies segment is engaged in the design, manufacture, sale and service of mechanical and electronic security products, biometric access control systems, and security and scheduling software.

The principal executive office of IR Limited is located at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda, telephone (441) 295-2838.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited (IR Global), a Bermuda company organized in accordance with the Companies Act 1981 of Bermuda in March 2002, is a holding company and a wholly-owned subsidiary of IR Limited. IR Global is parent to several subsidiaries, including Trane Inc. (“Trane”).

The principal executive office of IR Global is located at Clarendon House, 2 Church Street, Hamilton, HM11 Bermuda, telephone (441) 295-2838.

Trane Inc.

Trane Inc., a Delaware corporation (“Trane”), is a leading global manufacturer of commercial and residential HVAC equipment, systems and controls. Trane also provides aftermarket services to the HVAC industry which include: replacement parts and retrofit products, maintenance services for its and other manufacturer’s commercial products and contracting services for the installation, upgrade, and replacement of commercial HVAC systems featuring its products. Trane’s HVAC systems include commercial systems, such as chillers, air handlers, and terminal devices; commercial unitary systems; and split-system and packaged residential systems, including condensing units, furnaces, air handlers, heat pumps, coils, and air filtration devices, as well as HVAC controls, such as thermostats, unit controls, system controls, and building automation systems. Trane markets its HVAC systems, services, and solutions under Trane and American Standard brands primarily through company-owned and independent offices, independent agents, and wholesale distributors. It has operations in North America, Europe, the Middle East, Asia, and South America. On June 5, 2008, IR Limited acquired Trane for approximately $9.6 billion. As part of the merger, Indian Merger Sub, Inc., a Delaware corporation, which is a direct subsidiary of Ingersoll- Rand U.S. Trane Holdings Corporation, a Delaware corporation, and which is indirectly owned by IR Global, merged with and into Trane, with Trane continuing as the surviving corporation. After the merger, Ingersoll-Rand U.S. Trane Holdings Corporation became the direct parent and sole shareholder of Trane.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our 2007 Form 10-K and our subsequent Quarterly Reports on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended December 31, 2007 and the six months ended June 30, 2008 and 2007.

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	8.1	6.5	6.9	6.4	5.9	4.3	2.8

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges, proportionate share in the undistributed earnings (losses) of less than fifty-percent-owned affiliates (accounted for using the equity method), minority interests and capitalized interest. Fixed charges consist of interest (including capitalized interest), equity-linked securities charges, amortization of debt discount and expense and that portion (one-third) of rental expense deemed to be representative of an interest factor included therein.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including common stock; acquisitions and other business opportunities.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The following description of senior debt securities sets forth certain general terms and provisions of senior debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful. Under this prospectus, only senior debt securities issued by either IR Limited or IR Global, or both, will be offered. The particular terms of the senior debt securities offered will be described in the prospectus supplement relating to those senior debt securities. The senior debt securities offered will be issued under a senior debt indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

As used in this section only, “we”, “our” and “us” may refer to either IR Limited or IR Global, as indicated in the applicable prospectus supplement accompanying this prospectus.

The following description only summarizes the terms of the senior indenture and the senior debt securities. For more information you should read the senior indenture. In addition, the following description is qualified in all respects by reference to the actual text of the senior indenture and the forms of the senior debt securities.

General

We may issue senior debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The senior debt securities will be senior unsecured obligations issued in one or more series under a senior debt indenture to be entered into between us and Wells Fargo Bank, N.A., as trustee.

The trustee for each series of senior debt securities will be Wells Fargo Bank, N.A., unless otherwise specified in the applicable prospectus supplement.

The senior indenture does not limit the amount of senior debt securities which we may issue and provides that senior debt securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which we may authorize from time to time.

You should review the prospectus supplement for the following terms of the senior debt securities being offered:

•	the issuer of the senior debt securities;

•	the designation, aggregate principal amount and authorized denominations of the senior debt securities;

•	the purchase price of the senior debt securities;

•	the date or dates on which the senior debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the senior debt securities will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on the senior debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase the senior debt securities;

•

whether the senior debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such senior debt securities may be convertible into or exchangeable for other securities;

•	whether the senior debt securities will be guaranteed by the guarantor as described under “—Guarantee” below;

•	any special tax implications of the senior debt securities;

•	any addition to or change or deletion of any event of default or any covenant specified in the senior indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of senior debt securities.

Unless otherwise indicated in the prospectus supplement, the senior debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The senior debt securities may be issued as discounted senior debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted senior debt securities will be described in the applicable prospectus supplement.

Ranking of Senior Debt Securities

The senior debt securities will be unsecured unsubordinated obligations and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the issuer of the senior debt securities. Because the senior debt securities will not be secured, they will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The senior debt securities will be effectively subordinated to all the liabilities of each subsidiary of IR Limited that is not a guarantor or, in the case where IR Global is the issuer, IR Global.

We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including cash payments on the senior debt securities. In addition, because we are a holding company, holders of our senior debt securities will have a junior position to the claims of creditors of our non-guarantor subsidiaries on their assets and earnings. The prospectus supplement relating to a series of senior debt securities will state whether those senior debt securities will be guaranteed by a guarantor. For a description of that guarantee, see “—Guarantee.”

Guarantee

Under this prospectus, only senior debt securities by either IR Limited or IR Global, or both, will be offered. In the case of IR Limited as the issuer under the applicable senior indenture, the senior debt securities may or may not be guaranteed by IR Global. In the case of IR Global as the issuer under the applicable senior indenture, the senior debt securities will be guaranteed by IR Limited in every case.

If the applicable prospectus supplement relating to a series of senior debt securities provides that those senior debt securities will have the benefit of a guarantee by IR Limited or IR Global (each, in such capacity, a “guarantor”), payment of the principal of (and premium, if any, on) and interest on those senior debt securities and all other amounts due under the senior indenture will be unconditionally guaranteed on an unsecured, unsubordinated basis by such guarantor. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

The guarantee of the senior debt securities will be effectively subordinated to all the liabilities of the subsidiaries of the guarantor that are not themselves guarantors (except in the case where the subsidiary is the issuer).

The obligations of any guarantor under the guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which senior debt securities of any series are convertible into or exchangeable for common shares, preference shares or other senior debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Registration of Transfer and Exchange

Subject to the terms of the senior indenture and the limitations applicable to global securities, senior debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require a payment by the holder to cover any tax or other governmental charge. We will not be required to register the transfer of or exchange senior debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the senior debt securities will be paid at the place or places that we will designate for such purposes. However, at our option, we may make interest payments by check mailed to persons in whose names our senior debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. We will pay the principal of (and premium, if any, on) registered senior debt securities only against surrender of those senior debt securities.

Global Notes

The senior debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any senior debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, senior debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the senior debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the senior debt securities or by us, if the senior debt securities are offered and sold directly by us. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the global note for all purposes under the senior indenture governing the senior debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have senior debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of senior debt securities of the series in definitive form and will not be considered the owners or holders thereof under the senior indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on senior debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the senior debt securities. We will not, nor will the guarantor, the trustee, any paying agent or the security registrar for the senior debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the senior debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for senior debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for senior debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, we will issue senior debt securities in definitive registered form in exchange for the global note or notes representing the senior debt securities. In addition, we may at any time and in our sole discretion determine not to have any senior debt securities in registered form represented by one or more global notes and, in that event, we will issue senior debt securities in definitive form in exchange for the global note or notes representing the senior debt securities.

Certain Covenants of the Senior Debt Securities

The senior debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, IR Limited will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Limited or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the senior debt securities (together, if IR Limited shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Limited or such restricted subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The senior indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any corporation existing at the time such corporation becomes a restricted subsidiary;

(2)	on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within 180 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Limited or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3)	on property, shares or funded indebtedness of a corporation existing at the time such corporation is merged into or consolidated with IR Limited or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to IR Limited or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Limited or another restricted subsidiary;

(5)	on property of IR Limited or property of a restricted subsidiary in favor of the United States or any State thereof or Bermuda, or any department, agency or instrumentality or political subdivision of the United States or any State thereof or Bermuda, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the senior indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Limited or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Limited or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Limited and its restricted subsidiaries and the attributable debt of IR Limited and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Limited.

“attributable debt” means, as of any particular time, the then present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) computed by discounting from the actual respective due dates to such date such total net amount of rent at the actual interest factor included in such rent, or, if such interest factor is not readily determinable, at the rate per annum borne by the initial series of the senior debt securities, except that if no interest is payable in respect of the initial series of the senior debt securities or if such rate is not fixed then at the rate of 8 3/8% per annum. The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“shareholders’ equity in IR Limited and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Limited and its consolidated subsidiaries, excluding the cost of shares of IR Limited held by its affiliates, all as determined in accordance with U.S. generally accepted accounting principles; and

“Mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of senior debt securities, IR Limited will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between IR Limited and a restricted subsidiary or between restricted subsidiaries, and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Limited or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Limited) is applied within 180 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the senior debt securities or (y) other funded indebtedness of IR Limited or any restricted subsidiary ranking on a parity with the senior debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any senior debt securities delivered within 180 days after such sale or transfer to the trustee for the senior debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the senior debt securities voluntarily retired by IR Limited within 180 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Limited shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The issuer shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with the issuer) and the issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the issuer shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with the issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the senior debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the senior indenture to be performed by the issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the senior debt securities, executed and delivered to each such trustee by the corporation (if other than the issuer) formed by such consolidation or amalgamation, or into which the issuer shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation or company shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. The issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and the issuer will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by the issuer or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the senior indenture shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, or upon any consolidation, amalgamation or merger of any restricted subsidiary, or upon the sale, conveyance or lease of all or substantially all the property of any restricted subsidiary to any other corporation, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage, IR Global and IR Limited together (in the case where the issuer is IR Global) or IR Limited (in the case where the issuer is IR Limited) will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the senior debt securities (together with, if IR Limited shall so determine, any other indebtedness of or guarantee by IR Limited or any restricted subsidiary ranking equally with the senior debt securities) by a mortgage, the lien of which will rank prior to the lien of such mortgage of such other corporation on all assets owned by IR Limited, the issuer or such restricted subsidiary.

If the senior debt securities are guaranteed by a guarantor, then such guarantor shall not consolidate, amalgamate or merge with or into any other corporation or corporations (whether or not affiliated with the guarantor) and the guarantor or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the guarantor shall not sell, convey or lease all or substantially all of its property to any other corporation (whether or not affiliated with the guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease the performance of the obligations under the guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the senior indenture to be performed by the guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the senior debt securities, executed and delivered to each such trustee by the corporation (if other than the guarantor) formed by such consolidation or amalgamation, or into which the guarantor shall have been merged, or by the corporation which shall have acquired or leased such property, and (ii) such corporation shall be a solvent corporation or company organized under the laws of the United States of America or a State thereof or the District of Columbia or Bermuda or of a member state of the European Union. Furthermore, if the senior debt securities are guaranteed by a guarantor, such guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other disposition, and such guarantor will not permit any other corporation to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other disposition, and after giving effect thereto, no default in the performance or observance by the guarantor or such successor corporation, as the case may be, of any of the terms, covenants, agreements or conditions contained in the senior indenture or the guarantee shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Limited or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Limited by resolution declares is not of material importance to the total business conducted by IR Limited and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any corporation the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, IR Global is a restricted subsidiary.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of the corporation shall at the time be owned by IR Limited or by IR Limited and one or more subsidiaries or by one or more subsidiaries of IR Limited.

Events of Default

As to each series of senior debt securities, an event of default is defined in the senior indenture as being:

•

default in payment of any interest on any senior debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any senior debt security of such series when due at its stated maturity date;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of senior debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to us and, if the senior debt securities of that series are guaranteed by one or more guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such guarantor; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The senior indenture provides that the trustee may withhold notice to the holders of senior debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the senior debt securities of any series may not enforce the indenture or the senior debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the senior debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities then outstanding of that series may declare the principal amount on all the senior debt securities of such series (or, if the senior debt securities of that series were issued as discounted senior debt securities, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the senior debt securities of that series (or, if the senior debt securities of that series were issued as discounted senior debt securities, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the senior debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the senior debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the senior debt securities of that series then outstanding.

Subject to the provisions of the senior indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of senior debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the senior indenture, the holders of a majority in principal amount of the senior debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of such series. The issuer and each guarantor are required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the issuer and the guarantor of the covenants described above. In addition, promptly (and in any event within 5 business days) upon the issuer or the guarantor becoming aware of the occurrence of any default or event of default, such party is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which the issuer or the guarantor proposes to take with respect to such default or event of default.

Discharge

The senior indenture with respect to the senior debt securities of any series may be discharged (with the exception of specified provisions as provided in the senior indenture) when the issuer or any guarantor requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

•	all senior debt securities, with the exceptions provided for in the senior indenture, of that series have been delivered to the trustee for cancellation; or

•

all senior debt securities of that series not theretofore delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) are to be called for redemption within one year; and we have deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (2) and (3), (A) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (B) a combination of money or U.S. government obligations as provided in (A) above, in each case sufficient to pay and discharge the entire indebtedness on such senior debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of senior debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be; or (4) been deemed paid and discharged pursuant to the terms of the senior indenture.

Defeasance

The senior indenture provides that we may discharge the entire indebtedness of all outstanding senior debt securities of a series and the provisions of the indenture as they relate to such senior debt securities will no longer be in effect (with the exception of specified provisions as provided in the senior indenture) if we deposit or cause to deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the senior debt securities of such series on the dates such payments are due in accordance with the terms of such senior debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such senior debt securities. To exercise any such option, we are required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and that no event of default or default shall have occurred and be continuing.

The senior indenture provides that we, at our option, need not comply with certain restrictive covenants of such indenture as to any series of senior debt securities (in the case of senior debt securities as described above under “—Certain Covenants of the Senior debt securities—Limitation on Liens,” “—Limitation on Sale and

Leaseback Transactions” and the second paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the senior debt securities of such series on the dates such payments are due in accordance with the terms of such senior debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such senior debt securities. To exercise any such option, we are required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the senior debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The senior indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the senior debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or, if the senior debt securities are guaranteed by one or more guarantors, release such guarantor(s) from any of its (or their) obligations under the guarantee otherwise than in accordance with the terms of the senior indenture;

•	reduce the percentage of senior debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture; or

•

modify certain provisions of the senior indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the senior indenture.

The senior indenture contains provisions permitting us and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation to us or a guarantor and the assumption by any such successor of our covenants in the senior indenture and the senior debt securities or the guarantor’s covenants in the senior indenture and the guarantee;

•

to add to our or a guarantor’s covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us or a guarantor in the senior indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the senior indenture to such extent as may be necessary to permit or facilitate the issuance of senior debt securities in bearer form;

•

to change or eliminate any provision of the senior indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	in the case of the senior debt securities, to secure those senior debt securities;

•	to establish the form or terms of any senior debt securities of any series as permitted by the senior indenture;

•	to establish the form or terms of a related guarantee of any senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee with respect to the senior debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Wells Fargo Bank, N.A. as trustee for a series of senior debt securities and to add or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

•	to provide for any rights of the holder of senior debt securities of any series to require the repurchase of senior debt securities of such series from us;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

The Company may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The senior indenture, the senior debt securities and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

The following description of our authorized share capital summarizes certain provisions of our memorandum of association, our amended and restated bye-laws, the rights agreement between us and The Bank of New York, as rights agent, and the Companies Act 1981 of Bermuda (the “Companies Act”). This description is not complete and is subject to and is qualified in its entirety by reference to each document and provision. A copy of our memorandum of association is filed as an exhibit to our Amendment No. 1 to the registration statement on Form S-4, File No. 333–71642, as filed with the Commission on October 30, 2001 and incorporated by reference in this prospectus. See “Where You Can Find More Information.” A copy of our bye-laws is filed as an exhibit to this registration statement. Under Bermuda law, shareholders are referred to as members, although we refer to them as shareholders in this description for ease of reference. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

Our authorized share capital is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares, par value US$1.00 per share, which common shares consist of 600,000,000 Class A common shares and 575,000,000 Class B common shares, and (2) 10,000,000 preference shares, par value US$0.001 per share, which preference shares consist of 600,000 Series A preference shares and such other series of preference shares as may be designated from time to time with the respective rights and restrictions determined by our board of directors. At July 28, 2008, 370,531,827 Class A common shares were issued and outstanding (including 52,019,765 shares held by one of our subsidiaries) and 270,500,008 Class B common shares were issued and held by our subsidiaries. No preference shares are currently issued or outstanding. Pursuant to this prospectus, we may issue Class A common shares or preference shares.

Common Shares

Dividends. Subject to any rights and restrictions of any other class or series of preference shares, the board of directors, in its discretion, may from time to time declare dividends and other distributions on the issued Class A common shares and Class B common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares of other companies or other property out of assets or funds legally available therefor.

If at any time a dividend or other distribution in cash, shares or other property is declared or paid on Class A common shares, a like dividend or other distribution in kind and amount shall also be declared and paid on Class B common shares.

Liquidation, Dissolution and Winding Up. Upon the liquidation, dissolution or winding up of our company, whether voluntary or involuntary, after full amounts that holders of any other issued shares ranking senior to the common shares as to distribution on liquidation, dissolution or winding up are entitled to receive have been paid or set aside for the payment thereof, the holders of our Class A common shares and our Class B common shares are entitled to receive, pro rata, any and all of our remaining assets available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with us. The assets received by the holders of our common shares in liquidation, dissolution or winding up may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Voting. Each holder of our Class A common shares will be entitled to one vote per Class A common share held, subject to any required preference share class votes, and directors will be elected in accordance with the procedures described below. The Class A common shares will vote together as one class with the holders of our Class B common shares and our preference shares on any matter for which holders of our Class B common shares are entitled to vote under the Companies Act and on any matter which the holders of preference shares are entitled to vote under the Companies Act or the applicable series of preference shares. Except as otherwise specifically provided in our bye-laws or in the Companies Act, any action to be taken by the shareholders at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast at the general meeting. Two or more persons present in person and representing in person or by proxy a majority of the shares entitled to vote shall constitute a quorum at a general meeting of shareholders.

Generally, the holders of our Class B common shares will not be entitled to vote. However, under the Companies Act, each of our shares carries the right to vote in respect of an amalgamation or merger, whether or not it otherwise carries the right to vote. IR Limited and Ingersoll-Rand Company, a New Jersey corporation and a wholly-owned subsidiary of IR Limited, have entered into a voting agreement which provides that in those limited instances where our Class B common shares have the right to vote, Ingersoll-Rand Company or any of our other subsidiaries holding our Class B common shares shall vote (or abstain from voting) the shares in the same proportion as the holders of our Class A common shares.

Subject to the interested shareholder provisions described below in “Voting Requirements—Greater Voting Requirements,” shareholders holding a majority of the shares voting at a general meeting (including our Class B common shares voting as a class with our Class A common shares), and each class or series of shares present and voting at a general meeting, and entitled to vote as a class or series, is required to approve an amalgamation or merger.

Redemption, Repurchase and Conversion. Class A common shares will not be convertible into shares of any other class or series or be subject to redemption either by us or the holders of Class A common shares, provided, however, that subject to compliance with Bermuda law, we may repurchase shares for cancellation with the consent of the holder of such shares.

Class B common shares will be convertible by the holder thereof into Class A common shares on a one-for-one basis in the following circumstances:

•

to satisfy our obligations or any of our subsidiaries or affiliated companies to issue Class A common shares with regard to the issuance of shares under any of our share or deferred compensation plans or the share or deferred compensation plans of any of our subsidiaries or affiliated companies; or

•	as consideration for any acquisition of shares or assets of a third party. See “— Restrictions on Transfer.”

In addition, and subject to the Companies Act, holders of Class B common shares will have the right at any time following the issuance thereof upon notice to us to require us to purchase for cancellation any or all of the Class B common shares for cash at the per share fair market value of the Class A common shares as of the date of such notice. The purchased Class B common shares will then be cancelled by us. The fair market value per share of the Class A common shares, as of any date, means the average of the high and low sales prices of a share of the Class A common shares as reported on the New York Stock Exchange composite tape on the applicable date. If no sales of Class A common shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of the Class A common shares were made will be the fair market value. Payment will be made within 180 calendar days of the date of the notice and will include interest at the prime rate of JPMorgan Chase Bank or its successor from the date of the notice until the date of payment.

Restrictions on Transfer. Class A common shares are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

Class B common shares may only be held by Ingersoll-Rand Company and other of our wholly-owned subsidiaries, and as such, may not be transferred out of the IR Limited consolidated group prior to being converted to Class A common shares as described above under “—Redemption, Repurchase and Conversion.”

Our bye-laws provide that in the event Class B common shares are transferred to any person or entity other than our wholly-owned, direct or indirect, subsidiary, the shares so transferred will convert automatically into Class A common shares on a one-for-one basis subject to adjustment for share divisions or other recapitalization events. Any transfer of Class A common shares following conversion from Class B common shares will only be made in accordance with the applicable securities laws and rules of the New York Stock Exchange, including those rules relating to required shareholder approvals.

Subject to the Companies Act, any shareholder may transfer any or all of the holder’s shares by an instrument of transfer in a usual common form or in another form which the board of directors or our agent may approve. The board of directors may also decline to register any transfer unless:

•

it is accompanied by a duly executed instrument of transfer and by the certificate in respect of the shares to which it relates, if a certificate has been issued by us in respect of the shares to be transferred, and by such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

Preemptive Rights. Holders of our common shares shall have no preemptive or preferential rights to subscribe to or purchase any of our securities.

Compulsory Acquisition of Shares Held by Minority Holders. An acquiring party is generally able to compulsorily acquire the common shares of minority shareholders in one of the following ways:

•

By a procedure under Section 99 of the Companies Act known as a “scheme of arrangement.” A scheme of arrangement is a compromise or agreement made between us and our creditors or shareholders, which is made by obtaining (1) the consent for the arrangement of the holders of the Class A common shares and Class B common shares by a majority in number representing 75% in value of the shares voting at such meeting at which a quorum is present in person or by proxy and (2) the consent of the Bermuda Court. A scheme of arrangement is binding on all of our members or creditors.

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By a procedure under Section 102 of the Companies Act for the compulsory acquisition of the shares of shareholders who dissent from a scheme or contract which involves the transfer of shares in us to another company. Where such a scheme or contract is approved by the holders of 90% in value of the shares to be transferred, the transferee company can, within 2 months of such approval, serve notice requiring those shareholders who dissent to transfer their shares to the transferee company. If no application is made by a dissenting shareholder to the Bermuda court within one month of receiving such notice, the dissenting shareholder is obliged to transfer his shares to the transferee on the terms of the scheme or contract. There are additional requirements which the transferee company has to satisfy in the event that it already holds more than 10% in value of the shares in us when proposing the scheme or contract.

•

By a procedure under Section 103 of the Companies Act, under which the holders of not less than 95% of the shares or a class of shares in us may give notice to the remaining shareholders or shareholders of the relevant class that they wish compulsorily to acquire their shares, on the terms set out in the notice. The shareholders receiving the notice can either accept it, or apply to the Bermuda court within one month of receiving such notice for the court to appraise the value of their shares. The shareholder who gave the notice to acquire has the option either to proceed to acquire the shares at the price fixed by the court, or to discontinue the purchase.

If the procedures under Section 99 of the Companies Act are followed correctly, the rights of the holders of the Class A common shares and Class B common shares could be compulsorily varied or modified. If the procedures under Sections 102 or 103 are followed correctly, holders of the Class A common shares and Class B common shares could be compelled to sell their shares under the terms of the scheme or contract proposed or at the fair value of such shares as determined by the Bermuda court.

Liability for Further Calls or Assessments; No Sinking Fund. Our outstanding Class A common shares are duly and validly issued, fully paid and non-assessable. Our common shares have no sinking fund provisions.

Transfer Agent. The registrar and transfer agent for the Class A common shares is The Bank of New York.

Listing. Our Class A common shares are listed on the New York Stock Exchange under the trading symbol “IR”.

Preference Shares

Our bye-laws provide for preference shares which may be issued, from time to time, in one or more series with certain rights and limitations as may be fixed by our board of directors. We have no present plan to issue any preference shares other than in accordance with our rights plan. However, our board of directors, without shareholder approval, may issue preference shares that could adversely affect the voting power of holders of the common shares. Issuance of preference shares could be utilized, under certain circumstances, in an attempt to prevent a takeover of us.

The following description sets forth certain general terms and provisions of the preference shares to which a prospectus supplement may relate. Certain terms of a series of the preference shares offered by a prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement and if permitted by our memorandum of association and bye-laws, the terms of any such series may differ from the terms set forth below. The following description of the preference shares summarizes certain provisions of our bye-laws, and is subject to and qualified in its entirety by reference to our bye-laws, and the board of directors resolution designating the rights, which will be filed with the SEC promptly after any offering of such series of preference shares. The following description, together with any description of the terms of a series of preference shares set forth in the related prospectus supplement, summarizes all of the material terms of such series of preference shares.

General. The board of directors may from time to time authorize the issuance of preference shares in one or more series of preference shares, and in the resolution or resolutions providing for the issuance of such shares, the board of directors is expressly authorized to fix for each such series:

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the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the board or directors in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the board of directors;

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the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

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the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

•	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of us, whether voluntary or involuntary;

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the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

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the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more of our additional directors in case of dividend arrearages or other specified events, or upon other matters;

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whether or not the holders of shares of such series shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series, now or hereafter authorized;

•

whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

•	such other rights, preferences and limitations as may be permitted to be fixed by our board of directors under the laws of Bermuda as in effect at the time of the creation of such series.

Subject to these bye-laws and except to the extent otherwise provided for in a series of preference shares in its designation, the preference shares, irrespective of series, shall be of equal rank and be identical in all respects. The board of directors is authorized to change the designations, rights, preferences and limitations of any series of preference shares theretofore established, no shares of which have been issued.

Dividends. The holders of preference shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the board of directors, payable in respect of each series on the date or dates which shall be fixed by the board of directors with respect to each particular series.

If at any time there are two or more series of preference shares outstanding, any dividend paid upon preference shares in an amount less than all dividends accrued and unpaid on all outstanding preference shares shall be paid ratably among all series of preference shares in proportion to the full amount of dividends accrued and unpaid on each such series.

So long as any preference share is outstanding, no dividend shall be paid or declared, nor any distribution made, on the common shares or any of our other shares ranking junior to the preference shares in the payment of dividends (other than a dividend payable in shares of junior rank), nor shall any shares of common shares or any other shares of junior rank be acquired for consideration by us or by any subsidiary except in exchange for shares of junior rank unless:

•	full dividends on the preference shares for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof; and

•	all of our obligations, if any, with respect to the redemption or purchase of shares of preference shares in accordance with the requirements of any sinking fund have been met.

Subject to the foregoing provisions, such dividends (payable in cash, shares or otherwise) as may be determined from time to time by the board of directors may be declared and paid on the common shares or any other shares of junior rank out of our remaining funds legally available for the payment of dividends; and the preference shares shall not be entitled to participate in any such dividends, whether payable in cash, shares or otherwise.

Redemption. If so provided by the board of directors, we may, at the option of the board of directors, or in accordance with the requirements of any sinking fund for the preference shares or any series thereof, redeem the whole or any part of the preference shares at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the board of directors pursuant to the memorandum of association and bye-laws, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the board of directors for any such redemption; provided, however, that no optional redemption of less than all of the preference shares shall take place unless:

•	full dividends on the preference shares for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof; and

•	all of our obligations, if any, with respect to the redemption or purchase of preference shares in accordance with the requirements of any sinking fund have been met.

If at any time there are two or more series of preference shares outstanding, any amount expended in purchasing or redeeming shares of preference shares pursuant to the provisions of sinking funds therefore which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of preference shares in proportion to the full amount of expenditures of such funds then required in respect of each such series.

Voting Requirements

Majority Voting Requirements. Subject to the provisions described below under “—Greater Voting Requirements” and except as otherwise expressly provided in our memorandum of association, bye-laws, the Companies Act, or as may otherwise be required by law, action to be taken by the shareholders at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast at the general meeting (including Class B common shares voting as a class with Class A common shares in those circumstances where the Class B common shares are entitled to vote). As a result, in the case of each of:

•	a plan of amalgamation, merger or consolidation;

•	a dissolution of us;

•	an amendment to the memorandum of association or our bye-laws (amendments to our bye-laws also require a resolution of our board of directors); and

•	a sale, lease, exchange or other disposition of all, or substantially all, of our assets,

any such action shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of our shares entitled to vote therein, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Such voting requirements shall be subject to such greater requirements as are provided in the Companies Act for specific amendments or as may be provided in the memorandum of association or bye-laws. IR Limited and Ingersoll-Rand Company have entered into a voting agreement which provides that in those limited circumstances where our Class B common shares have the right to vote, Ingersoll-Rand Company or any other of our subsidiaries holding our Class B common shares shall vote (or abstain from voting) the shares in same proportion as the holders of our Class A common shares. See “—Class A Common Shares—Voting.”

Greater Voting Requirements. As provided in our bye-laws, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for us to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of our subsidiaries with us or with another of our subsidiaries if (1) the relevant bye-law provisions will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of us or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Our bye-laws provide that “business combination” means:

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any amalgamation, merger or consolidation of us or one of our subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

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any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of us or one of our subsidiaries; and

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any issuance or transfer of our shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Subject to the interested shareholder provisions described above, shareholders holding a majority of the shares voting at a general meeting (including Class B common shares voting as a class with Class A common shares), and each class or series of shares present and voting at a general meeting, and entitled to vote as a class or series, is required to approve an amalgamation or merger.

In addition, greater voting requirements also apply to certain interested director transactions. Under the Companies Act, except for certain limited circumstances, the consent of the holders of 90% of the shares then in issue of all classes of shares entitled to vote, is required for us to make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director (or certain related persons or companies) of our company (or of our holding company, if there is one). In addition, a director who has an interest in any material contract or proposed material contract (or in any person that is a party to the contract) with us or any of our subsidiaries and who fails to disclose the interest shall be deemed not to be acting honestly and in good faith.

Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of our common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under our bye-laws, a special general meeting may be called by the chairman of the board of directors, the president, a majority of the board of directors, or upon the request of shareholders holding at least 10% of our shares as provided in the Companies Act. Our bye-laws provide that any matter to be voted upon at a meeting called by shareholders requires the affirmative vote of at least 66 2/3% of the shares entitled to vote.

Changes to Rights of a Class or Series. Any rights attached to any class or series of our shares, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of 75% of that class or series or by a resolution passed at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present will have one vote for each share of the class or series held to the extent such class or series has voting rights. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

Directors

Our bye-laws provide that the board of directors will consist of not less than three nor more than twenty persons, with the exact number in that range to be set from time to time by the board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors within the stated range and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of votes cast. Directors hold office for a term determined by the shareholders or, in the absence of such determination, until the earliest of (i) the conclusion of the next annual general meeting, (ii) their successors are elected or appointed or (iii) their office is otherwise vacated in accordance with our bye-laws. Any vacancy on the board of directors within the minimum and maximum limitations may be filled by a majority of the remaining directors, provided that a quorum is present. Holders of Class A common shares are entitled to one vote per each such at all meetings at which directors are elected. Holders of Class B common shares are not entitled to vote for the election of directors.

Directors may be removed without cause upon the affirmative vote of the holders of at least 80% of the shares of IR Limited entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of the holders of at least 66 2/3% of the shares of IR Limited entitled to vote for the election of directors. Except as otherwise provided in our bye-laws, our shareholders may remove a director at any special general meeting provided that the notice of any such meeting convened for the purpose of removing a director contains a statement of the intention to do so and is served on such director not less than 14 days prior to the meeting, and that at the meeting the director is entitled to be heard on the motion for his or her removal. A vacancy on the board of directors created by the removal of a director at a special general meeting convened and held in accordance with our bye-laws may be filled by the shareholders at the meeting at which the director is removed and, in the absence of such election or appointment, the board of directors may fill the vacancy.

Shareholder Rights Plan

Our board of directors has adopted a shareholder rights plan.

Issuance of Rights. In connection with the reorganization of IR-Company in 2001, the shareholder rights plan provided for the issuance of one right (a “right”) to purchase one one-thousandth of a Series A preference share for a purchase price of $200 for each Class A common share in issue as of the effective time of the reorganization (the “record date”), subject to adjustment as described below. On August 3, 2005, our board of directors declared a two-for-one stock split effected on September 1, 2005 in the form of a stock distribution to shareholders. As a result of the stock split, each Class A common share subject to the shareholder rights plan became two Class A common shares and each related right became one-half right, such that immediately following the stock split, each Class A common share subject to the shareholder rights plan carried with it one-half right to purchase one one-thousandth of a Series A preference share.

Evidence of Rights. Under the shareholder rights plan, until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 15% or more of the shares in issue of our Class A common shares or (2) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares in issue of our Class A common shares (the earlier of such dates being called the “distribution date”), the rights will be evidenced, with respect to any of our Class A common share certificates in issue as of the record date, by such Class A common share certificates together with a summary of the rights.

The shareholder rights plan provides that, until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with Class A common shares. Until the distribution date (or earlier redemption or expiration of the rights), new Class A common share certificates issued after the record date upon transfer or new issuances of Class A common shares will contain a notation incorporating the shareholder rights plan by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for Class A common shares in issue as of the record date, even without such notation or a copy of the summary of rights, will also constitute the transfer of the rights associated with Class A common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the Class A common shares as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

Duration of Rights. The rights are not exercisable until the distribution date. The rights will expire on December 22, 2008, unless this date is extended or unless the rights are earlier redeemed or exchanged by us, in each case as described below.

Adjustments. The purchase price payable, and the number of Series A preference shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Series A preference shares, (2) upon the grant to holders of the Series A preference shares of certain rights or warrants to subscribe for or purchase Series A preference shares at a price, or securities convertible into Series A preference shares, with a conversion price less than the then-current market price of the Series A preference shares or (3) upon the distribution to holders of the Series A preference shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series A preference shares) or of subscription rights or warrants (other than those referred to above).

The number of rights in issue is subject to adjustment in the event of a share division of our Class A common shares or a share dividend on our Class A common shares payable in our Class A common shares or subdivisions, consolidations or combinations of our Class A common shares occurring, in any such case, prior to the distribution date.

Series A Preference Shares. Series A preference shares purchasable upon exercise of the rights will not be redeemable. Each Series A preference share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of US$1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per Class A common share. In the event of liquidation, the holders of the Series A preference shares will be entitled to a minimum preferential liquidation payment of US$100 per share (plus any accrued but unpaid dividends) and will be entitled to an aggregate payment of 1000 times the payment made per Class A common share. Each Series A preference share will have 1000 votes, voting together with Class A common shares. Finally, in the event of any amalgamation, merger, consolidation or other transaction in which our Class A common shares are converted or exchanged, each Series A preference share will be entitled to receive 1000 times the amount received per Class A common share. These rights are protected by customary antidilution provisions.

Because of the nature of the Series A preference shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A preference share purchasable upon exercise of each right should approximate the value of one Class A common share.

Exercise of Rights. In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right at the then-current exercise price of the right, that number of Class A common shares having a market value of two times the exercise price of the right.

In the event that, after a person or group has become an acquiring person, we are acquired in an amalgamation, merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right (other than rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of common shares of the person with whom we have engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right.

Exchange of Rights. At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A common shares in issue or the occurrence of an event described in the prior paragraph, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Class A common share, or one one-thousandth of a Series A preference share (or of a share of a class or series of our preference shares having equivalent rights, preferences and privileges), per right (subject to adjustment).

No Fractional Shares. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional Series A preference shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A preference share, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preference shares on the last trading day prior to the date of exercise.

Redemption. At any time prior to the time an acquiring person becomes such, our board of directors may redeem the rights in whole, but not in part, at a price of US$.01 per right (the “redemption price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Amendment of Rights. The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower the 15% threshold for an acquiring person described above to not less than the greater of (1) the sum of .001% and the largest percentage of the Class A common shares in issue then known to us to be beneficially owned by any person or group of affiliated or associated persons and (2) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

No Rights as a Shareholder. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects. The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any amalgamation, merger or other business combination approved by the board of directors since the rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Class A common shares.

Bringing Business Before an Annual Meeting

Our bye-laws provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to our secretary and satisfied all requirements under applicable rules promulgated by the Commission and by the New York Stock Exchange or any other exchange on which our securities are traded. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the secretary at our principal executive offices not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preference shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preference shares, which will be filed with the SEC promptly after the offering of that series of preference shares. As used in this section only, “we”, “our” and “us” refers to IR Limited.

General

We may elect to have preference shares represented by depositary shares. The preference shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preference shares (but only in whole preference shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preference shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preference share depositary will distribute all cash dividends or other cash distributions in respect of the preference shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preference shares, the preference share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference share depositary determines that it is not feasible to make such a distribution. In that case, the preference share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preference share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preference share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preference share held by the preference share depositary, the preference share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preference shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preference shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preference shares underlying the depositary shares are entitled to vote, the preference share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference shares) may then instruct the preference share depositary as to the exercise of the voting rights pertaining to the number of preference shares underlying that holder’s depositary shares. The preference share depositary will try to vote the number of preference shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference share depositary deems necessary to enable the preference share depositary to do so. The preference share depositary will abstain from voting the preference shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference shares; or

•

the preference share depositary receives notice of any meeting at which holders of preference shares are entitled to vote or of which holders of preference shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference share, the preference share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preference share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preference Share Depositary

We will pay all charges of the preference share depositary including charges in connection with the initial deposit of the preference shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preference share is entitled to vote, withdrawals of the preference share by the holders of depositary receipts or redemption or conversion of the preference share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference shares.

Miscellaneous

Neither we nor the preference share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the preference share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preference share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference share depositary and the successor depositary has not accepted its appointment within 60 days after the preference share depositary delivered a resignation notice to us, the preference share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to IR Limited.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of common shares or preference shares at a future date or dates. The price per share of common share or preference share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	senior debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the common shares or preference shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

CERTAIN TAX CONSIDERATIONS

Bermuda Tax Considerations

Under current law, no income or withholding taxes are imposed in Bermuda upon the issue, transfer or sale, or payments made in respect of the debt securities, common shares, preference shares, depositary shares or warrants of a Bermuda exempted company to persons non-resident in Bermuda. We have received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to us or any of our operations, nor to our common shares nor to our obligations until March 28, 2016. This undertaking does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

United States Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, common shares, preference shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preference shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	a regulated investment company; or

•	a real estate investment trust.

We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds our debt securities, common shares, preference shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common shares, preference shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, common shares, preference shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities or securities providing for contingent payments. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. Such interest will generally be treated as foreign source income for foreign tax credit limitation purposes.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by holders other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. Your election to accrue market discount on a constant interest method is to be made for the taxable year in which you acquired the debt security, applies only to that debt security and may not be revoked. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Common Shares, Preference Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material federal income tax consequences, if any, of the holding and disposition of shares with such terms.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preference shares that are represented by such depositary shares. Deposits or withdrawals of preference shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your common shares, preference shares or depositary shares, will generally be treated as dividend income to you if the distributions are made from our current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income will be includible in your gross income as ordinary income on the day you receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from us.

With respect to non-corporate United States investors, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our common shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that our preference shares or depositary shares will be considered readily tradable on an established securities market in the United States. Moreover, non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the common shares, preference shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

If, for United States federal income tax purposes, we are classified as a “United States-owned foreign corporation,” distributions made to you with respect to your common shares, preference shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source “passive category income” and (2) United States source income, in proportion to our earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, we will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of our shares are owned, directly or indirectly, by United States persons and it is our belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of our Class A common shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preference Shares Redemption Premium

Under Section 305(c) of the Internal Revenue Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preference shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preference shares. These constructive distributions would be treated first as a dividend to the extent of our current and accumulated earnings and profits and otherwise would be subject to the treatment described above for dividends not paid out of current and accumulated earnings and profits. If the preference shares provide for optional rights of redemption by us at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to us within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel us to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preference shares.

Disposition of the Common Shares, Preference Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your common shares, preference shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the common shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preference shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. If you are an individual, and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized will be eligible for reduced rates or taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our common shares, preference shares or depositary shares by us may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

We do not believe that we are, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expect to continue our operations in such a manner that we will not become a PFIC. If, however, we are or we become a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the common shares, preference shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding our common shares, preference shares, depositary shares or warrants if we are considered a passive foreign investment company in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the common shares, preference shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those common shares, preference shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase our common shares or preference shares except with respect to cash received in lieu of a fractional share of common shares or preference shares. You will have an initial tax basis in the common shares or preference shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the common shares or preference shares received on exercise of the warrants will commence on the date the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from us, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of common shares or preference shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than our common shares or preference shares, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Share Purchase Contracts and Share Purchase Units

If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a non-United States holder of our debt securities, common shares, preference shares, depositary shares or warrants.

United States Federal Income Tax

Under current United States federal income tax law, interest payments or dividends received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities or dividends on common shares, preference shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to United States federal income tax on the disposition of debt securities or common shares, preference shares, depositary shares or warrants unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you although you may have to comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, common shares, preference shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, common shares, preference shares, depositary shares or warrants effected at foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that the you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to invest in our debt securities, common shares, preference shares, depositary shares or warrants. Potential investors are urged to consult their tax advisors concerning the United States federal, state and local, Bermuda, and other non-United States tax consequences of such investment to them. If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon by Patricia Nachtigal, Esq., our Senior Vice President and General Counsel. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

The validity of the securities issued by IR Limited and IR Global under this prospectus and particular matters concerning the laws of Bermuda will be passed upon by Conyers Dill & Pearman, Bermuda.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K dated June 11, 2008 of Ingersoll-Rand Company Limited have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Trane Inc. as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, included in Ingersoll-Rand Company Limited’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Estimates of IR Limited’s total liability for pending and unasserted future asbestos-related claims, incorporated by reference in this prospectus, were based upon reports prepared by Analysis, Research & Planning Corporation, in the case of IR Limited prior to its acquisition of Trane, and Hamilton, Rabinovitz & Associates, Inc., in the case of Trane prior to its acquisition by IR Limited. We have included and incorporated these estimates in reliance on the authority of each firm as an expert in such matters.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to our recent acquisition of Trane Inc.; any statements concerning expected development, performance or market share relating to our products; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes, including those relating to the Internal Revenue Service audit of our consolidated subsidiaries’ tax filings in 2001 and 2002; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. These statements are not guarantees of future performance. They are subject to future events, risks and uncertainties — many of which are beyond our control — as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. Some of the material risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described in Item 1A. “Risk Factors,” incorporated by reference to our 2007 Form 10-K and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008. You should read that information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our 2007 Form 10-K and Item 2 of our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008 and our Consolidated Financial Statements and related notes in Item 8 of our 2007 Form 10-K and in our subsequent quarterly filings on Form 10-Q. We note such information for investors as permitted by the Private Securities Litigation Reform Act of 1995. There also may be other factors that have not been anticipated or that are not described in this prospectus or in the documents incorporated by reference herein, generally because we do not perceive them to be material, but that could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

IR Limited and IR Global are Bermuda companies. Therefore, investors may have difficulty effecting service of process within the United States upon IR Limited and IR Global, or recovering against either company on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. IR Limited and IR Global have been advised by their Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. IR Limited and IR Global have also been advised by Conyers Dill & Pearman that with respect to a final and conclusive judgment obtained in a court of competent jurisdiction in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty), a Bermuda court would be expected to enforce a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

As a result, it may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against either IR Limited or IR Global in U.S. courts. Each of IR Limited and IR Global has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Ingersoll-Rand Company, a New Jersey corporation and wholly-owned subsidiary of IR Limited, be its U.S. agent appointed for that purpose. Ingersoll-Rand Company is located at 155 Chestnut Ridge Road, Montvale, New Jersey 07645. A judgment obtained against either IR Limited or IR Global in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. A Bermuda court may impose civil liability on IR Limited or IR Global, or their respective directors or officers, in a suit brought in the Supreme Court of Bermuda against IR Limited or IR Global or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Ingersoll-Rand Company Limited

Ingersoll-Rand Global Holding Company Limited